EXHIBIT 32.1

                       PRECISION OPTICS CORPORATION, INC.

                            CERTIFICATION PURSUANT TO
           SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Richard E. Forkey, Chief Executive Officer, and Jack P. Dreimiller, Chief Financial Officer, of Precision Optics Corporation, Inc. (the "Company"), certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 12, 2004

                              /s/  RICHARD E. FORKEY
                              -=------------------------------------------------
                              Richard E. Forkey, Chairman of the Board,
                              Chief Executive Officer, President and Treasurer


                              /s/  JACK P. DREIMILLER
                              --------------------------------------------------
                              Jack P. Dreimiller, Senior Vice President Finance, Chief Financial Officer and Clerk


A signed original of this written statement required by Section 906 has been provided to Precision Optics Corporation, Inc. and will be retained by Precision Optics Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.